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                        UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                        CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                   Commission File No. 0-20185


          Date of Report(date of earliest event reported): October 15, 1996


                       BHC FINANCIAL, INC.
          (Exact name of registrant as specified in its charter)


         Delaware                              23-2264646
   (State or other jurisdiction             (I.R.S. Employer
   of incorporation or organization)        Identification No.)

                          TWELVE HUNDRED
                        ONE COMMERCE SQUARE
                         2005 MARKET STREET
               PHILADELPHIA, PENNSYLVANIA  19103-3212
      (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code: (215) 636-3000


                         Not Applicable
     (Former name or former address, if changed since last report)



This document contains three (3) pages.





















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ITEM 5.   OTHER EVENTS

The Company has reported that affiliates of Private Capital Management (PCM) met with the Board of the Company at its regular quarterly meeting on Tuesday, October 15, 1996 and presented the substance of the letter which was filed as part of their amended 13D filing yesterday. The Board has formed a special committee of independent directors to evaluate the letter and will respond to PCM in due course.

As a related matter, on October 16, 1996, USAA Brokerage Services (USAA), a large Client, advised BHC Securities, Inc.(BHC), the Company's principal business unit, in writing that it intended to internalize its brokerage operations in the latter half of 1997. USAA said that because of the news surrounding the PCM letter and because it was an investor in the Company, it felt compelled to notify BHC even though the terms of their contract require only 4 months notice. USAA represents approximately 9% of BHC's total 1995 revenues. USAA has been a Client of BHC for 12 years. Outsourcing through BHC has enabled USAA to build a large and successful brokerage business.

BHC believes that its services will be valuable to other brokers and that continuing its strategy of diversifying its clients and services will reduce its dependence on a few large clients. During 1996 BHC has added 9 new Clients and has more than 20 prospective clients in the pipeline.







































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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 BHC FINANCIAL, INC.


DATE: October 17, 1996           BY:/s/LAWRENCE E. DONATO
                                    ---------------------
                                    Senior Vice President
                                    and Chief Financial
                                    Officer